Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT dated as of August 25, 2017 (this “Agreement”) is entered into among RESOURCES CONNECTION, INC., a Delaware corporation (“RCI”), RESOURCES CONNECTION LLC, a Delaware limited liability company (“RCL” and together with RCI, the “Borrowers” and each a “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as Lender (the “Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors and the Lender have entered into that certain Credit Agreement dated as of October 17, 2016 (as amended by that certain First Amendment to Credit Agreement and Amendment to Security and Pledge Agreement dated as of November 27, 2016, as further amended by that certain Second Amendment to Credit Agreement dated as of February 21, 2017, and as further amended from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have informed the Lender that Resources Global Professionals (Germany) GmbH (“RCI Germany”) intends to acquire all of the Equity Interests of Taskforce — Management On Demand AG, Munich pursuant to that certain Sale and Purchase Agreement by and among, RCI Germany, Taskforce GmbH, MoveVision — Management-, Beteiligungs- und Servicegesellschaft mbH, the other sellers party thereto, and RCI (the “Acquisition”); and

WHEREAS, the Borrowers and the Guarantors have requested that the Lender (a) permit the Acquisition notwithstanding the fact that the Acquisition does not comply with the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement, and (b) amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Consent. Subject to the other terms and conditions of this Agreement, the Lender hereby agrees that RCI Germany shall be permitted to consummate the Acquisition notwithstanding the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement; provided, that, the Acquisition complies with all requirements set forth in the definition of “Permitted Acquisition” other than the requirement that the Acquisition be consummated by a Loan Party. The consent set forth in this Section 1 shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Section 7.03 of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future. The consent set forth in this Section 1 is a one-time consent, is limited solely to the matters set forth in this Section 1, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.

2.    Amendments.

(a)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for RCI and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period (a) plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense for such period; (iv) any non-cash expense, loss or charge (including (x) any non-cash stock based compensation expense, and (y) any non-cash expenses related to goodwill and trademark impairment, in each case, for such period) which does not represent a cash item in such period or any future period; (v) any losses during such period resulting from the disposition of any assets of RCI or any Subsidiary outside the ordinary course of business (in an amount reasonably acceptable to the Lender); (vi) fees and expenses incurred in such period in connection with the consummation of the Transactions; (vii) fees and expenses for such period incurred in connection with any Permitted Acquisition, whether or not such Permitted Acquisition is consummated, so long as such fees and expenses are incurred not more than twelve (12) months after such Permitted Acquisition; (viii) the amount of net cost savings and operating expense reductions, in each case, with respect to account compensation expenses, occupancy costs, rental expenses and other quantifiable and verifiable cost and expense items, in each case, for such period and projected by RCI in good faith to be realized as a result of Permitted Acquisitions after the Closing Date, net of the amount of actual benefits realized during such period; provided, that, (A) in the Compliance Certificate required to be delivered pursuant to Section 6.02, RCI shall certify that such cost savings and operating expense reductions (x) are reasonably anticipated to be realized within twelve (12) months after the consummation of the Permitted Acquisition which is expected to result in such cost savings or operating expense reductions, and (y) are factually supportable as determined in good faith by RCI, (B) no cost savings or operating expense reductions shall be added pursuant to this clause (a)(viii) to the extent duplicative of any amounts otherwise added to, or included in, Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (a)(viii) to the extent occurring more than four (4) full fiscal quarters after the applicable Permitted Acquisition; (ix) non-cash accruals or reserves for such period with respect to Earn Out Obligations (it being understood that any cash payment in respect thereof, or any reversal thereof, in any future period shall be subtracted from Consolidated EBITDA in accordance with clause (b)(iii) below); and (x) non-recurring severance charges in respect of employee terminations for such period, but only to the extent incurred on or prior to August 26, 2017; (b) minus the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) all non-cash income or gains for such period; (ii) any gains during such period resulting from the disposition of any assets of RCI or any Subsidiary outside the ordinary course of business; and (iii) any cash payment in such period in respect of, or any reversal of, any accrual or reserve added back to Consolidated EBITDA in a prior period pursuant to clause (a)(ix) above. Notwithstanding the foregoing, it is understood and agreed that (x) the aggregate amount added back pursuant to clauses (a)(vii) and (a)(viii) for any period shall not exceed five percent (5%) of Consolidated EBITDA for such period prior to giving effect to all such add-backs for such period, and (y) the aggregate amount added back pursuant to clause (a)(x) for any period shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period prior to giving effect to such add-back for such period.

(b)    Section 6.14(a)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) one hundred percent (100%) of the issued and outstanding Equity Interests of RGP Singapore (to the extent directly owned by a Loan Party), and

3.    Condition Precedent. This Agreement shall be effective upon receipt by the Lender of counterparts of this Agreement duly executed by the Borrowers, the Guarantors, and the Lender.

4.    Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    Each Loan Party hereby represent and warrant as follows: (i) such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; and (iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement.

(d)    The Loan Parties represent and warrant to the Lender that (i) after giving effect to this Agreement, the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and (ii) after giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	RESOURCES CONNECTION, INC., a Delaware corporation

	By:	/s/ Kate W. Duchene
Name: Kate W. Duchene
Title: Chief Executive Officer

RESOURCES CONNECTION LLC, a Delaware limited liability company

	By:	Resources Connection, Inc., its sole member

	By:	/s/ Kate W. Duchene
Name: Kate W. Duchene
Title: Chief Executive Officer

GUARANTORS:	RESOURCES HEALTHCARE SOLUTIONS LLC, a Delaware limited liability company

	By:	/s/ Kate W. Duchene
Name: Kate W. Duchene
Title: Chief Executive Officer

RGP PROPERTY LLC, a Delaware limited liability company

	By:	Resources Connection, Inc., its sole member

	By:	/s/ Kate W. Duchene
Name: Kate W. Duchene
Title: Chief Executive Officer

SITRICK BRINCKO GROUP, LLC, a Delaware limited liability company

	By:	Resources Connection, Inc., its manager

	By:	/s/ Kate W. Duchene
Name: Kate W. Duchene
Title: Chief Executive Officer

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President